Exhibit 2.6

FORM OF 2.0% CONVERTIBLE SENIOR NOTES DUE 2011

THE SALE OF THIS NOTE AND THE ORDINARY SHARES OR AMERICAN DEPOSITARY SHARES, IF ANY, ISSUABLE ON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER AGREES THAT IT WILL NOT (1) WITHIN THE LATER OF (X) ONE YEAR AFTER THE LATER OF THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES) AND THE LAST DATE THAT SHANDA INTERACTIVE ENTERTAINMENT LIMITED (THE “COMPANY”) OR ITS AFFILIATES WERE OWNERS OF SUCH NOTES OR ORDINARY SHARES ISSUABLE UPON CONVERSION OF THE NOTES AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY, OR (2) WITH RESPECT TO ANY AMERICAN DEPOSITARY SHARES, AT ANY TIME UNTIL THE DEPOSITARY REMOVES THE RELEVANT RESTRICTIVE LEGENDS FROM THE AMERICAN DEPOSITARY RECEIPTS EVIDENCING THE AMERICAN DEPOSITARY SHARES REPRESENTING THE ORDINARY SHARES ISSUABLE UPON CONVERSION OF SUCH NOTE, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE ORDINARY SHARES ISSUABLE UPON CONVERSION OF SUCH NOTE OR ANY AMERICAN DEPOSITARY SHARES REPRESENTING SUCH ORDINARY SHARES, EXCEPT (A) TO THE COMPANY; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (D) ABOVE, WITHIN THE LATER OF (X) SIX MONTHS (OR, IF THE COMPANY HAS NOT SATISFIED THE CURRENT PUBLIC INFORMATION REQUIREMENTS OF RULE 144, ONE YEAR) AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES) AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY, OR, IN THE CASE OF AMERICAN DEPOSITARY SHARES, AT ANY TIME UNTIL THE DEPOSITARY REMOVES THE RESTRICTIVE LEGENDS FROM THE AMERICAN DEPOSITARY RECEIPTS EVIDENCING SUCH AMERICAN DEPOSITARY SHARES, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY EVENT, NO AFFILIATE OF THE COMPANY MAY PURCHASE OR SELL THIS NOTE PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES).

THE AMERICAN DEPOSITARY SHARES ISSUABLE UPON CONVERSION OF THIS NOTE ARE SUBJECT TO THE DEPOSIT AGREEMENT DATED AS OF MAY 17, 2004 AMONG THE COMPANY, THE BANK OF NEW YORK MELLON, AS DEPOSITARY (THE “DEPOSITARY”), AND ALL OWNERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY RECEIPTS ISSUED THEREUNDER. IN CERTAIN CIRCUMSTANCES, THE AMERICAN DEPOSITARY SHARES ISSUABLE UPON CONVERSION OF THE NOTE WILL BE RESTRICTED AMERICAN DEPOSITARY SHARES AND WILL BE SUBJECT TO TRANSFER RESTRICTIONS AS AGREED TO BETWEEN THE DEPOSITARY AND THE COMPANY.

IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE NOTES, THE ORDINARY SHARES ISSUABLE UPON CONVERSION OF THE NOTE OR THE AMERICAN DEPOSITARY SHARES REPRESENTING SUCH ORDINARY SHARES, EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

THE RESTRICTIONS SET FORTH IN THIS LEGEND SHALL CEASE TO HAVE EFFECT ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES) PROVIDED THAT ALL HOLDERS AFTER SUCH DATE SHALL CONTINUE TO BE REQUIRED TO TRANSFER NOTES IN CONFORMITY WITH THE REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDES & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.05 OF THE INDENTURE, TO THE EXTENT THEN APPLICABLE.

SHANDA INTERACTIVE ENTERTAINMENT LIMITED

2.0% Convertible Senior Note due 2011

No. 1	US$175,000,000

CUSIP: 81941QAC8*
ISIN: US81941QAC87

Shanda Interactive Entertainment Limited, a company incorporated in the Cayman Islands (herein called the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of one hundred seventy-five million United States dollars (US$175,000,000) (which amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed US$175,000,000 in aggregate at any time by adjustments made on the records of the Trustee or the Custodian of the Depositary as set forth in Schedule A hereto, in accordance with the rules and procedures of the Depositary) on September 15, 2011.

This Note shall bear interest at the rate of 2.0% per annum (subject to increase pursuant to Section 4.06 and Section 6.03 of the Indenture) from September 16, 2008, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until September 15, 2011.  Interest is payable semi-annually in arrears on each March 15 and September 15, commencing March 15, 2009, to holders of record at the close of business on the preceding March 1 and September 1 (whether or not such day is a Business Day), respectively.   Interest on this Note shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of the principal of, and accrued and unpaid interest, including any Extension Fee or Additional Interest, on this Note shall be made at the office or agency of the Company maintained for that purpose in London, England, or by check mailed to the address of the holder of record, or upon application by the holder of record to the Note Registrar not later than the relevant record date, by wire transfer in immediately available funds to the account of the holder of record within the United States (which application shall remain in effect until such holder of record notifies, in writing, the Note Registrar to the contrary); provided, however, that all payments shall be in the lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debt; provided further that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee).

*At such time as the Company notifies the Trustee as to the occurrence of the Resale Restriction Termination Date and instructs it to remove the restrictive legend on the Notes (other than the last three paragraphs thereto) pursuant to Section 2.05 of the Indenture, the CUSIP number for this Note shall be deemed to be CUSIP No. 8l941Q AD6.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to receive upon conversion of this Note, Cash and, if payable under the terms of this Note, Ordinary Shares or ADSs or, at the election of the Company as provided in the Indenture, Cash in lieu of such Ordinary Shares or ADSs, as applicable, on the terms and subject to the limitations set forth in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State (without regard to the conflicts of laws provisions thereof).

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

SHANDA INTERACTIVE ENTERTAINMENT LIMITED

By:	/s/ Tianqiao Chen
	Name:	Tianqiao Chen
	Title:	Chief Executive Officer

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
CITICORP INTERNATIONAL LIMITED
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:	/s/ Authorized Signatory
Authorized Signatory

REVERSE OF NOTE

SHANDA INTERACTIVE ENTERTAINMENT LIMITED
2.0% Convertible Senior Note due 2014

This Note is one of a duly authorized issuance of Notes of the Company, designated as its 2.0% Convertible Senior Notes due 2011 (herein called the “Notes”), limited to the aggregate principal amount of US$175,000,000 all issued or to be issued under and pursuant to an Indenture dated as of September 16, 2008 (as such may be amended from time to time, the “Indenture”), between the Company and Citicorp International Limited (herein called the “Trustee”) and Citibank, N.A., London Branch, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, Citibank, N.A., London Branch, and the holders of the Notes.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and accrued and unpaid interest, including any Extension Fee or Additional Interest, on all Notes may be declared, by either the Trustee or the holders of at least than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.  If an Event of Default specified in Sections 6.01(g) of the Indenture with respect to the Company occurs, the principal of, and accrued and unpaid interest, including any Additional Interest and Extension Fees, on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein.  It is also provided in the Indenture that, subject to certain exceptions, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued and unpaid interest, including any Extension Fee or Additional Interest, on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of US$1,000 principal amount and integral multiples thereof.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the holder of the new Notes issued upon such exchange of Notes being different from the name of the holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the holder has the right, at such holder’s option, to require the Company to repurchase for Cash all or any portion of such holder’s Notes in principal amounts of US$1,000 or integral multiples thereof on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the holder hereof has the right, at its option, prior to the close of business on the third Business Day immediately preceding the Maturity Date, to receive upon conversion of the Notes, Cash and, if payable under the terms of this Note, Ordinary Shares or ADSs or, at the election of the Company as provided in the Indenture, Cash in lieu of such Ordinary Shares or ADSs, as applicable, on the terms and subject to the limitations set forth in the Indenture.

The registered holder of a Note may be treated as the owner of such Note for all purposes.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -as tenants in common	UNIF GIFT MIN ACT
Custodian
(Cust)
TEN ENT -as tenants by the entireties

(Minor)

JT TEN -as joint tenants with right of survivorship and not as tenants in common	Uniform Gifts to Minors Act	(State)

Additional abbreviations may also be used
though not in the above list.

SCHEDULE A

SHANDA INTERACTIVE ENTERTAINMENT LIMITED

2.0% Convertible Senior Notes due 2011

The initial principal amount of this Global Note is $175,000,000.  The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian